                       INCORPORATED UNDER THE LAWS OF THE


                                STATE OF MARYLAND


          NUMBER                                             SHARES

                             RCM EQUITY FUNDS, INC.

                        RCM Global Technology Fund Series
                               (Par Value $.0001)


THIS CERTIFIED THAT _________________________________________ IS THE

REGISTERED HOLDER OF ________________________________________ SHARES

of the RCM Global Technology Fund Series Common Stock of RCM EQUITY FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OF BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED
                THIS_________________ DAY OF _________________ AD. ______

          -------------------------------           --------------------------
                   Secretary                                 President


                    SHARES       Par Value           EACH
                                  $.0001

                                   CERTIFICATE

                                       FOR

                                     SHARES



                              RCM Global Technology
                              Fund Series Common
                              Stock of RCM EQUITY
                              FUNDS, INC.




                                    ISSUED TO


                                      DATED


                              THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK AND THE BOARD OF DIRECTORS MAY AUTHORIZE ADDITIONAL CLASSES OF CAPITAL STOCK. THE CORPORATION WILL FURNISH A FULL STATEMENT OF THE BOARD OF DIRECTORS' AUTHORITY AND OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE TO ANY STOCKHOLDER UPON REQUEST WITHOUT CHARGE.

     FOR VALUE RECEIVED, __________ HEREBY SELL, ASSIGN AND TRANSFER UNTO _______________________________________________________________

______________________________________________________________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT

_____________________________________________________________ ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED ________________   ______

          In presence of  __________________________________________

__________________________


                     NOTICE THE SIGNATURE OF THIS ASSIGNMENT
                MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
              FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                  Ex-99.B4


                     EXCERPTS OF ARTICLES OF INCORPORATION
                                      OF
                            RCM EQUITY FUNDS, INC.


                                   ARTICLE IV
                                  CAPITAL STOCK

        (1)(a) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000,000,000 shares of capital stock, of the par value of $0.0001 per share. There shall initially be one series of shares, designated as the "RCM Global Technology Fund," consisting initially of 50,000,000 shares (such series and any further series of shares from time-to-time created by the Board of Directors being referred to individually herein as a "series") and 950,000,000 unclassified shares of capital stock. The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time-to-time, the total number of shares of capital stock or the number of shares of capital stock of any series that the Corporation shall have authority to issue without any action by the stockholders but to not less than the number of shares of capital stock or of such series, as the case may be, then outstanding.

        (b) The aggregate par value of all shares having a par value is $100,000.

   (2) The Corporation may issue fractional shares, which shall carry proportionally all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

   (3) All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation (the "Bylaws").

   (4) The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time-to-time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. As used in these Articles of Incorporation and subject to the prior sentence of this Article IV(4), a "series" of shares represents interests in the same assets, liabilities, income, earnings and profits of the Corporation. Subject to applicable law, the power of the Board of Directors to classify or reclassify any of the unissued shares of capital stock shall include, without limitation, authority to classify or reclassify any such capital stock into one or more series of capital stock, by determining, fixing or altering one or more of the following:

        (a) The distinctive designation of such series and the number of shares to constitute such series; provided that, unless otherwise prohibited by the terms of such series, the number of shares of any series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein;

        (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such series;

        (c) Whether or not shares of such series shall have voting rights in addition to any general voting rights provided by law and these Articles of Incorporation of the Corporation and, if so, the terms of such additional voting rights; and

        (d) The rights of the holders of shares of such series (including any classes thereof) upon the liquidation, dissolution or winding up of the affairs of, or upon a distribution of the assets of, the Corporation.

   (5)   (a)    Subject to the Board of Directors classification
power under Article IV(4), shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

             (i) All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of capital stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits, and proceeds thereof, and any funds or payments which are not readily attributable to any particular series, shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

             (ii) The assets belonging to any series of capital stock shall be charged with the liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series; and as to whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

             (iii) Shares of each series of capital stock shall be entitled to such dividends and distributions, in capital stock or in cash or both, as may be declared from time-to-time by the Board of Directors, acting in its sole discretion, with respect to such series, provided, however, that dividends and distributions on shares of a series of capital stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined in Article IV(5)(a).

             (iv) In the event of the liquidation or dissolution of the Corporation, stockholders of each series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular series of capital stock, the assets belonging to such series; and the assets so distributable to the stockholders of any series of capital stock shall be distributed, subject to Article IV(5)(b), among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation or in such other manner as the Board of Directors may determine in accordance with law. In the event that there are any general assets not belonging to any particular series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all series of capital stock in proportion to the asset value of the respective series of capital stock determined as hereinafter provided as determined by the Board of Directors, in its sole discretion.

        (b) A class of shares may be invested with one or more other classes in a common investment portfolio comprising a series. Notwithstanding the provisions of paragraph 5(a) of this Article IV, if two or more classes are invested in a common investment portfolio as a series, the shares of each such class of capital stock of the Corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of capital stock invested together in a different series, shall also be subject to the provisions of paragraph (5)(a) of this Article IV at the series level as if the classes comprising the series were one class:

             (i) The income and expenses of the series shall be allocated among the classes comprising the series in accordance with the relative net asset values of each such class or as otherwise determined by the Board of Directors in accordance with law and the Corporation's current registration statement as filed with the Securities and Exchange Commission (the "Registration Statement").
     The allocation of investment income, capital gains, expenses and liabilities of the Corporation or any series, among the series and any classes thereof shall be determined by the Board of Directors in a manner that is consistent with applicable law and the Registration Statement.

             (ii) As more fully set forth in this Article IV(5)(b), the liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of the liquidation of the Corporation or a series to holders of shares of the Corporation's capital stock may vary from class to class within a series. Except for these differences and certain other differences set forth in this Article IV(5) or elsewhere in these Articles of Incorporation, the classes comprising a series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

             (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time-to-time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate.

             (iv) At such times (which may vary within a class) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the Registration Statement, shares of a particular class of capital stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and the Registration Statement.

        (c) Each shareholder of each series or class of capital stock shall be entitled to one vote for each share of capital stock then standing in his name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series or class except that: (i) when expressly required by law, shares of capital stock shall be voted by individual series or class and (ii) only shares of capital stock of the respective series or class affected by a matter shall be entitled to vote on such matter. At all meetings of the stockholders, the holders of one-third of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by these Articles of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time-to-time, without notice other than announcement at the meeting except as otherwise required by these Articles of Incorporation, the Bylaws or law, until the holders of the requisite amount of shares of capital stock shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of capital stock of the Corporation in excess of the quorum which may be required by the Maryland Law, the 1940 Act, other applicable statute, these Articles of Incorporation or the Bylaws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of capital stock of the Corporation required for action in respect of such other matter or matters.

        (d) To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time-to-time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The Corporation may at any time purchase or redeem shares of capital stock of the Corporation in the open market or at private sale, or otherwise, out of funds legally available therefor, at a price not exceeding the net asset value thereof determined in accordance with the 1940 Act and the Registration Statement.
     Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Registration Statement, and subject to such further terms and conditions as the Board of Directors of the Corporation may from time-to-time adopt. The price of any shares of capital stock redeemed by the Corporation shall, except as otherwise provided in Article
     IV(5)(d), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time-to-time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Registration Statement for that series. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time-to-time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

        (e) The proceeds of the redemption of the shares of any class of capital stock of the Corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the 1940 Act, and applicable rules and regulations of the NASD.

                                 ARTICLE VIII
                                 MAJORITY VOTE

   Notwithstanding any provision of the Maryland Law requiring a greater proportion than a majority of the votes of all classes or of any class of capital stock entitled to be cast, to take or authorize any action, the Corporation may, subject to other applicable provisions of law, these Articles of Incorporation and the Bylaws, take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon; provided, that this provision shall not affect any requirement of the 1940 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder, for any vote to be taken by the concurrence of a greater proportion of the votes entitled to be cast or for any matter to be authorized by the separate vote of a particular series or class of shares.


                                  ARTICLE IX
                              PRE-EMPTIVE RIGHTS

No holder of the capital stock of the Corporation or of any other class of capital stock or securities of the Corporation, whether now or hereafter authorized, shall be entitled as such, as a matter of pre-emptive right, to subscribe for or purchase any part of any new or additional issue of capital stock of any class, or of rights or options to purchase any capital stock, or of securities convertible into, or carrying rights or options to purchase, capital stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of capital stock or securities of the Corporation, whether now or hereafter authorized.

                             EXCERPTS FROM BYLAWS
                                      OF
                            RCM EQUITY FUNDS, INC.


                            MEETING OF STOCKHOLDERS

   Section 1. ANNUAL MEETING. No annual meeting of the stockholders of the Corporation shall be held in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"), unless otherwise determined by the Board of Directors. An annual meeting may be held at any place within the United States as may be determined by the Board of Directors and as shall be designated in the notice of the meeting, at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's charter or these Bylaws.

   Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, by the President, or on the written request of the holders of at least 25% of the outstanding stock of the Corporation entitled to vote at such meeting. In addition, special meetings of stockholders may be called on the written request of the holders of at least 10% of the outstanding stock of the Corporation entitled to vote at such meeting for the purposes of removing directors or to assist in communicating with stockholders as required by the 1940 Act. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such a meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. No business shall be transacted at any special meeting except as provided in the notice of meeting.

   Section 3. PLACE OF MEETINGS. Annual and special meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place within the United States as the Board of Directors may from time-to-time determine and as shall be stated in the notice of the meeting.

   Section 4. NOTICE OF MEETINGS: WAIVER OF NOTICE. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United

States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

   If any meeting of the stockholders shall be adjourned to another time and place not more than 120 days after the original record date, and if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken, no further notice of such meeting need be given.

   Section 5. QUORUM. At all meetings of the stockholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, but this Section 5 shall not affect any requirement under the laws of the State of Maryland ("Maryland Law"), the 1940 Act, or the Articles of Incorporation for the vote necessary for the adoption of any measure. In the absence of a quorum, no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time-to-time, without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of the quorum which may be required by Maryland Law, the 1940 Act, any other applicable statute, the Articles of Incorporation or these Bylaws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

   Section 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board of Directors), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary or the Assistant Secretary, or in the Secretary's or the Assistant Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

   Section 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

   Section 8. FIXING OF RECORD DATE. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders, or in order to make a determination of stockholders for any other proper purpose. For purposes of determining the record date for any meeting of stockholders, the record date may not be prior to the close of business on the day the record date is fixed, and shall be not more than 90 nor less than ten days before the date of the meeting of the stockholders. Only those persons who were holders of record of shares at such time shall be entitled to vote at such meeting and any adjournment thereof.

   Section 9. VOTING. Except as otherwise provided by Maryland Law, the 1940 Act or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock (regardless of class) standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 8 of this Article or, if such record date shall not have been so fixed, then at the later of (a) the close of business on the day on which notice of the meeting is mailed or (b) the 30th day before the meeting. With respect to the election of directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, and directors shall be elected by plurality vote. Except as otherwise provided by Maryland Law, the 1940 Act, the Articles of Incorporation or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action, provided that a quorum is present.

   Section 10. PROXIES. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

   Section 11. VOTING BY BALLOT. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted.

   Section 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of its own stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of shares outstanding at any given time.

   The Board of Directors may adopt by resolution a procedure whereby a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification, and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure that the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

   Section 13. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Any such report shall be signed by the inspector, if there is a single inspector, or by a majority of the inspectors, if there is more than one inspector. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

   Section 14. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by Maryland Law, the 1940 Act or the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (a) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and
(b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.



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                                  ARTICLE VII
                                 CAPITAL STOCK

   Section 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Directors, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue. Certificates shall be consecutively numbered; and if the Corporation shall, from time-to-time, issue several classes of stock, each class may have its own number series. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such a statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

   Section 2. BOOKS OF ACCOUNTS AND RECORD OF STOCKHOLDERS. There shall be kept at the principal executive office of the Corporation or at the office of its transfer agent correct and complete books and records containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

   Section 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. When such requirements are satisfied and the transfer has been recorded on the books of the Corporation, the Corporation shall cancel the old certificate and issue a new certificate to the person entitled thereto. Except as otherwise provided by law or these Bylaws, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

   Section 4. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

   Section 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and, upon request, shall provide to the Corporation an affidavit of the rightful holder of such certificate stating that such certificate has been lost, stolen, destroyed or mutilated, as the case may be. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. Prior to issuing a new certificate to replace any certificate alleged to have been lost, stolen, destroyed or mutilated, the Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under Maryland Law.

   Section 6. FIXING OF A RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. The Board of Directors may fix, in advance, as a record date, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotting of any other rights (except with respect to voting which is provided for in Article II(8)). Once the Board of Directors fixes such record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution or the allotment of such other rights, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution or such other rights.

   Section 7. INFORMATION TO STOCKHOLDERS AND OTHERS. Any stockholder or his agent may inspect and copy during usual business hours the Corporation's Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.